                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 Amendment No. 1

Filed by the Registrant   [ x ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[ x ]     Preliminary Proxy Statement
[   ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12

                       ROCKEFELLER CENTER PROPERTIES, INC.
                (Name of Registrant as Specified in Its Charter)

                       ROCKEFELLER CENTER PROPERTIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(i)(2).
[   ]     $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          1) Title of each class of securities to which transactions applies:
             ...................................................................

          2) Aggregate number of securities to which transaction applies:
             ...................................................................

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
             ...................................................................

          4) Proposed maximum aggregate value of transaction:
             ...................................................................

          5) Total fee paid:
             ...................................................................

     * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ x ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form and Schedule and the date of its filing.

          1) Amount Previously Paid: $125.00
                                     -------------------------------------------
          2) Form Schedule or Registration Statement No.: Preliminary Proxy
             Materials - File No.1-8971                   -----------------
             --------------------------
          3) Filing Party: Rockefeller Center Properties, Inc.
                           -----------------------------------------------------
          4) Date Filed: March 15, 1995
                         -------------------------------------------------------

                                     (LOGO)



April 24, 1995



Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Rockefeller Center Properties, Inc. to be held on June 8 at the Auditorium at The Equitable Center, 787 Seventh Avenue, New York City, commencing at 9:30 a.m., Eastern Daylight Savings Time. Your Board of Directors and management hope that you will be able to personally attend.

This year, in addition to electing one director and ratifying the appointment of independent auditors for the year 1995, you are being asked to consider and vote upon an amendment to the Company's Certificate of Incorporation (Charter). The adoption of the amendment will require the affirmative vote of 80% of the outstanding shares. Also, you are being asked to vote on two stockholder proposals. These matters are discussed in greater detail in the accompanying proxy statement. We encourage you to read the proxy statement carefully.

Your Board of Directors recommends a vote FOR the election of one director, FOR the approval of the amendment to the Company's Certificate of Incorporation, FOR the approval of independent auditors and AGAINST the stockholder proposals.

Regardless of the number of shares you own or whether you plan to attend, it is important that your shares are represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

If you have any questions about the matters discussed in the proxy statement, please call the Company at 1 (800) 555-6444 or (212) 698-1440. Thank you for your cooperation and continued support.

Sincerely,


(SIG.)                                       (SIG.)

Dr. Peter D. Linneman                        Richard M. Scarlata
Chairman of the Board                        President & Chief Executive Officer

(LOGO)
1270 Avenue of the Americas
New York, N.Y. 10020


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Rockefeller Center Properties, Inc.


          The 1995 Annual Meeting of Stockholders of Rockefeller Center Properties, Inc. ("RCPI") will be held at the Auditorium at The Equitable Center, 787 Seventh Avenue, New York City, on Thursday, June 8, 1995 at 9:30 a.m. Eastern Daylight Savings Time to:


          1. Elect one Director for a term of three years expiring at the 1998 Annual Meeting of Stockholders.

          2. Consider approval of a recommended amendment to Article NINTH of RCPI's Certificate of Incorporation, as amended.

          3. Consider ratification of the appointment of independent auditors for the year 1995.

          4. Consider a stockholder's proposal relating to the elimination of the classification of the Board of Directors.


          5. Consider a stockholder's proposal relating to the adoption of cumulative voting.


          6. Transact such other business as may properly come before the meeting.

          The Board of Directors has fixed the close of business on April 5, 1995 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on that date are entitled to vote at the meeting.

          RCPI's management hopes that as many stockholders as possible will personally attend the meeting. If you plan to attend, please advise RCPI by checking the box provided on the enclosed proxy card and returning it to RCPI or otherwise providing written notice to the Secretary of RCPI of your intention to attend. Upon receipt of your proxy with the box checked or other written notice of your intention to attend, we will send you an admission card.

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE SUGGEST THAT YOU COMPLETE THE ENCLOSED PROXY CARD, SIGN, DATE AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID RETURN ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. RETURNING THE PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE THE PROXY OR TO VOTE IN PERSON AT THE MEETING.

                                             By order of the Board of Directors,

                                             STEPHANIE LEGGETT YOUNG
                                             VICE PRESIDENT & SECRETARY


New York, New York
April 24, 1995

(LOGO)                                                           April 24, 1995

1270 Avenue of the Americas
New York, N.Y. 10020

                                 PROXY STATEMENT

GENERAL INFORMATION


          The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Rockefeller Center Properties, Inc. ("RCPI") to be voted at its 1995 Annual Meeting of Stockholders on Thursday, June 8, 1995 and at any adjournment or postponement thereof (the "1995 Annual Meeting"). This Proxy Statement and the accompanying form of proxy are first being mailed on or about April 24, 1995.


          The Board requests that all stockholders complete the accompanying proxy card, and sign, date and return it in the accompanying envelope as promptly as possible. Since many stockholders will probably not be able to attend the 1995 Annual Meeting in person, it is necessary that a large number be represented by proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock of RCPI will be required to constitute a quorum for the transaction of business at the 1995 Annual Meeting. Abstentions and broker non-votes will be counted as present at the 1995 Annual Meeting for the purposes of determining the presence or absence of a quorum. If a quorum is not present, the meeting will be adjourned to such time and place as the stockholders present may determine.


          Any stockholder who executes and returns the accompanying form of proxy may revoke it at any time prior to its exercise by giving to the Secretary of RCPI written notice of revocation prior to the 1995 Annual Meeting or by voting in person at the meeting. Any proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the choices made by the stockholder with respect to the proxy items listed therein. If authority to vote for the nominee for Director described under Item 1--Election of Director is not withheld, the proxy will be voted for the election of such nominee. Unless a contrary choice is made, the proxy will be voted in favor of Item 2-- Approval of a recommended amendment to Article NINTH of RCPI's Certificate of Incorporation, as amended (the "RCPI Charter"), in favor of Item 3--Ratification of appointment of independent auditors, against Item 4--A stockholder's proposal relating to the elimination of the classification of the Board of Directors, and against Item 5--A stockholder's proposal relating to the adoption of cumulative voting. As to any other matters which may properly come before the 1995 Annual Meeting, the proxy will be voted in accordance with the best judgement of the persons named in the proxy.


          At April 5, 1995, the record date for the determination of stockholders entitled to notice of and to vote at the 1995 Annual Meeting, there were 38,260,704 shares of RCPI Common Stock outstanding, each of which is entitled to one vote at the 1995 Annual Meeting on all matters brought before such meeting. These shares were registered in the name of 11,356 stockholders. The closing price of the Common Stock on the New York Stock Exchange on April 5, 1995 was $6.25.


          An affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote thereon is necessary for approval of each of the proxy items listed on the accompanying form of proxy and described below, other than the election of a Director and approval of the recommended amendment to Article NINTH of the RCPI Charter. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and voted thereon is necessary for approval of the election as Director of the nominee listed on the accompanying form of proxy and described below. Withheld votes and broker non-votes on the election of Director will have no effect on the outcome. Abstentions from voting on the ratification of the selection of the independent auditors and approval of the stockholder proposal will have the same effect as a vote against such matters. Broker non-votes on such matters will not be counted and thus will have no impact on such matters. The affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock will be required to constitute approval of the recommended amendment to Article NINTH of the RCPI Charter. Abstentions and broker non-votes with respect to the recommended amendment to Article NINTH will not be considered to constitute affirmative votes.

ITEM 1--ELECTION OF DIRECTOR

          The RCPI Charter provides for a Board of Directors that is divided into three classes of Directors with staggered three-year terms of office. At each annual meeting of the stockholders, a successor or successors to the class of Directors whose term then expires will be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of election. Dr. Peter D. Linneman is the Director whose term expires at the 1995 Annual Meeting of Stockholders.

          It is the intention of the persons named in the accompanying form of proxy, unless otherwise instructed, to vote for the election of Dr. Linneman to hold office for a term of three years, expiring at the Annual Meeting of Stockholders in 1998, or until his successor has been elected and qualified. Dr. Linneman has been serving as a Director since his election by the Board of Directors on April 26, 1993 to fill the vacancy created by the resignation of David Rockefeller as a Director on that date. Dr. Linneman was elected Chairman of the Board of Directors on December 29, 1994 to succeed Claude M. Ballard, Jr. who resigned as a Director as of such date.

          If Dr. Linneman shall become unable to stand for election as a Director at the 1995 Annual Meeting, an event not now anticipated by the Board of Directors, the proxy may be voted for a substitute designated by the Board of Directors. Information is furnished below with respect to Dr. Linneman and each Director continuing in office.

                              NOMINEE FOR DIRECTOR

TERM EXPIRING IN 1995.

          PETER D. LINNEMAN, age 44, has been Chairman of the Board since December 29, 1994 and a Director since April 26, 1993. Dr. Linneman has been associated with The Wharton School of the University of Pennsylvania since 1979, where he is currently the Albert Sussman Professor of Real Estate, Finance and Public Policy. Dr. Linneman also serves as the Director of The Wharton Real Estate Center and Chairman of the Real Estate Unit. Dr. Linneman is a Director of Gables Residential Property Trust, Kranzco Realty Trust and Universal Health Realty Income Trust.

          Dr. Linneman is a member of the Audit Committee.

                         DIRECTORS CONTINUING IN OFFICE

TERMS EXPIRING IN 1996.

          DANIEL M. NEIDICH, age 45, has been a Director since his election by the remaining Directors on December 29, 1994 to fill the vacancy created by the resignation as Director as of such date of Mr. Claude M. Ballard, Jr. Mr. Neidich, a partner of Goldman, Sachs & Co. ("Goldman Sachs") since 1984, was elected a Director pursuant to a Letter Agreement dated December 18, 1994 among RCPI, Goldman Sachs and Whitehall Street Real Estate Limited Partnership V ("Whitehall") which also provides that so long as Goldman Sachs, its affiliates and Whitehall collectively beneficially own in excess of 5% of the Common Stock, RCPI will use its best efforts to cause the Board of Directors to include one member designated by Goldman Sachs and to cause such designee, if elected to the Board of Directors, to be appointed a member of each Committee of the Board (except for temporary committees in respect of which such nominee is not considered independent).

          Mr. Neidich is a member of the Nominating, Compensation and Audit Committees.

          PETER G. PETERSON, age 68, has been a Director since the incorporation of RCPI on July 17, 1985. Mr. Peterson has been Chairman of The Blackstone Group, a private investment banking firm, since its founding in 1985. Mr. Peterson is a Director of Sony Corporation and Transtar, Inc.

          Mr. Peterson is a member of the Nominating Committee and Chairman of the Compensation Committee.

TERMS EXPIRING IN 1997.

          BENJAMIN D. HOLLOWAY, age 70, has been a Director since the incorporation of RCPI on July 17, 1985. Mr. Holloway is currently a financial consultant. From September 1988 to March 1990, he was Vice Chairman of The Equitable Life Assurance Society of the United States ("The Equitable"). From June 1987 to 1988, he was President and Chief Executive Officer of Equitable Investment Corporation, the holding company for the investment subsidiaries of The Equitable. From 1984 to 1987, he served as Chairman and Chief Executive Officer of Equitable Real Estate Group, Inc. He is also a Director of Alliance Capital Management Corporation.

          Mr. Holloway is a member of the Compensation Committee and Chairman of the Audit Committee and Nominating Committee.

          WILLIAM F. MURDOCH, JR., age 64, has been a Director since February 17, 1994. Mr. Murdoch has been Principal of Murdoch and Associates since 1990. Mr. Murdoch was previously President and Chief Executive Officer of HRE Properties, a real estate investment trust, from 1974 to 1989, and Trustee from 1974 to 1994.

          Mr. Murdoch is a member of the Audit Committee.

                      MEETINGS AND COMMITTEES OF THE BOARD

          During 1994, the Board of Directors held 15 meetings. During 1994, the Board had standing Audit, Compensation and Nominating Committees consisting in each case of Messrs. Ballard, Holloway and Peterson.

          The Audit Committee reviews audit plans and activities and financial controls, approves all significant fees for audit and nonaudit services provided by the independent auditors, and recommends to the Board the annual selection of independent auditors. The Audit Committee held two meetings during 1994.

          The Compensation Committee reviews compensation of the executive officers of RCPI and approves and evaluates employee benefit plans of RCPI. The Compensation Committee held two meetings during 1994.

          The Nominating Committee was formed to recommend in appropriate cases
(i) nominees for the Board of Directors as well as committees of the Board of Directors and (ii) executive officers of RCPI. The Nominating Committee also considers nominees for the Board of Directors recommended by stockholders. Stockholders wishing to submit recommendations for nominees for election to the Board should review the procedures summarized under "Stockholder Proposals" below. The Nominating Committee did not meet in 1994.

          During his tenure on the Board in 1994, each incumbent director attended more than 75% of the aggregate of the total number of the meetings of the Board of Directors and of the meetings held by all committees of the Board of Directors on which he served. Mr. Neidich was elected on December 29, 1994. No Board or Committee meetings were held in 1994 after his election.

                        SECURITY OWNERSHIP OF MANAGEMENT

          The following table shows the number of shares of RCPI's Common Stock beneficially owned by Dr. Linneman, each continuing Director and all Directors and officers of RCPI as a group, as of March 8, 1995. Such table does not include as beneficially owned by Mr. Neidich, a partner of Goldman Sachs, shares of RCPI's Common Stock beneficially owned by Goldman Sachs and Whitehall which are described under "Security Ownership of Certain Beneficial Owners" below.

                                                   Number of
                                                    Shares
                                                  Beneficially
          Name                                      Owned(1)
          ----                                    ------------

     Benjamin D. Holloway........................    3,734 (2)
     Peter D. Linneman...........................    1,000 (3)
     William F. Murdoch, Jr......................    3,000
     Daniel M. Neidich...........................       -- (4)
     Peter G. Peterson...........................    1,000
     All Directors and officers as a group
     (8 persons).................................    9,913 (6)
__________________
(1) The table lists beneficial ownership in accordance with the definitions contained in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. All shares listed are subject to the sole investment and voting power of the named beneficial owner, except as set forth in footnotes (2), (3) and (5) below.

(2) These shares are held by Mr. Holloway as a joint tenant with his spouse with whom he shares voting and investment powers.

(3) These shares are held by Dr. Linneman as a joint tenant with his spouse with whom he shares voting and investment powers.

(4) Mr. Neidich is a general partner of The Goldman Sachs Group, L.P. ("G.S. Group") and Goldman Sachs. G.S. Group is the sole shareholder of WH Advisors, Inc. V ("Advisors Inc."), which is the sole general partner of WH Advisors, L.P. V ("Advisors L.P."), which in turn is the sole general partner of Whitehall, which is the direct beneficial owner of 4,155,927 of the Company's Warrants and 5,349,541 SARs. As a general partner of G.S. Group, Mr. Neidich could be deemed to beneficially own such Warrants and SARs beneficially owned by Whitehall and the 651 shares of Common Stock held by Goldman Sachs; however, Mr. Neidich disclaims beneficial ownership of such Warrants, SARs and shares of Common Stock.

(5) Includes 106 shares held by an officer's daughter. The officer has no voting or investment powers and disclaims beneficial ownership of such shares.

(6)  See footnotes (2), (3) and (5).

          Due to RCPI's error, Mr. Murdoch's Form 3, Initial Statement of Beneficial Ownership, was not filed with the Securities and Exchange Commission within ten days of the month end (February 1994) in which he was elected to the Board of Directors, as required by Section 16 of the Securities Exchange Act of 1934, as amended. Such form was filed on March 21, 1994.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The only persons who, to the knowledge of the management of the Company, owned beneficially on January 3, 1995 more than 5% of the only class of outstanding shares of Common Stock of the Company are set forth below:

Name and Address of                Shares of Common                   % of
Beneficial Owner                   Stock Beneficially Owned           Class
- ----------------                   ------------------------           -----


Whitehall Street Real Estate
     Limited Partnership V
85 Broad Street
New York, NY 10004                      4,155,927(1)                  9.7979%

__________________
(1) In a statement of Beneficial Ownership on Schedule 13D (the "Schedule 13D") dated January 3, 1995 filed by Whitehall, Advisors L.P., Advisors, Inc., G.S. Group and Goldman Sachs, such persons reported that funds controlled by G.S. Group beneficially owned 4,155,927 shares of Common Stock by virtue of Whitehall's ownership of 4,155,927 currently exercisable
     Warrants to purchase shares of Common Stock at an exercise price of $5 per share. Such 4,155,927 shares of Common Stock would currently represent 9.7979% of the shares of Common Stock outstanding after exercise of all such Warrants. The Schedule 13D also stated that Goldman Sachs then held 651 shares of Common Stock in discretionary customer accounts over which it had sole voting and dispositive power and that G.S. Group, as the direct beneficial owner of all the capital stock of Advisors Inc., and as a general partner of Goldman Sachs, may be deemed to indirectly beneficially own both the 4,155,927 shares of Common Stock beneficially owned by Whitehall and the 651 shares of Common Stock beneficially owned by Goldman Sachs. Whitehall also owns an aggregate of 5,349,541 stock appreciation rights exchangeable for 14% Debentures due 2007 of RCPI or for Warrants on a one-for-one basis, unless such exchange for Warrants would cause the holder of such Warrants to Own Excess Shares (as such terms are used in Article NINTH of the RCPI Charter).

          If the recommended amendment to Article NINTH of the RCPI Charter is approved (See "Recommended Amendment to Article NINTH of the RCPI Charter"), the members of the Board of Directors who are not affiliated with Goldman Sachs (Messrs. Holloway, Linneman, Murdoch and Peterson) will, promptly after the filing in Delaware of the related Certificate of Amendment to the RCPI Charter, exercise the discretion granted by the recommended amendment to the Board to adopt a resolution permitting Whitehall to exchange the SARs for Warrants and, upon the adoption by the Board of such a resolution, the SARs will automatically be exchanged for Warrants with the result that the persons described above would be considered to beneficially own approximately 19.9% of the Common Stock of RCPI outstanding assuming exercise of all Warrants outstanding after such exchange.

                               EXECUTIVE OFFICERS

          Information concerning the executive officers of RCPI is set forth below:

          RICHARD M. SCARLATA, age 52, has been President and Chief Executive Officer since October 1, 1994. He was previously Senior Vice President-Finance and Administration of RCPI since June 1992 and Treasurer from June 1993 to May 1994, and was Vice President of RCPI since March 1990 and Treasurer from March 1991 through June 1992. Mr. Scarlata had been Director-Financial Services Group of Cushman & Wakefield, Inc. and Managing Director of Cushman and Wakefield Realty Advisors, Inc. ("C&W Realty") from 1985 to June 1993.

          STEPHANIE LEGGETT YOUNG, age 36, has been Vice President of RCPI since December 1994 and Secretary of RCPI since June 1993. She previously was Assistant Vice President of RCPI since March 1990. Ms. Young had been associated with C&W Realty from 1985 to June 1993, where she directed investor relations for RCPI.

          JANET P. KING, age 32, has been Vice President of RCPI since March 1995 and Treasurer since May 1994. She previously was Director of Finance since September 1993. From April 1993 to August 1993, she had been Eastern Regional Controller of GFS/Northstar, which has residential and commercial real estate interests in various states. From January 1989 to March 1993 she was associated with Trammell Crow Residential Services as Assistant Controller and Accounting Manager.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors (the "Committee") is comprised of three Directors, none of whom is an employee of RCPI. The Committee reviews RCPI's executive compensation program and policies and determines the compensation of the officers of RCPI. Prior to June 1993, RCPI's officers were not compensated for their services to RCPI. Instead, the officers, who were then employed by

Rockefeller Group, Inc. ("RGI"), the general partner of the two partnerships to which RCPI made the $1.3 billion convertible mortgage loan (the "Mortgage Loan") which is RCPI's principal asset, or an affiliate of RGI, received compensation from RGI or such affiliate of RGI solely for their services to RGI and its affiliates. Such arrangements between RCPI's executive officers and RGI and such affiliate were terminated in June 1993.

          The Committee's objective in setting the compensation of RCPI's officers is to provide an overall compensation package which is comparable to the level of compensation of executive officers of other mortgage real estate investment trusts ("Mortgage REITs") (including those whose stock performance is reflected in the peer group index set forth in the "Shareholder Return" graph contained in this Proxy Statement) and other real estate businesses of similar size and complexity. In this regard, the Committee considers not only the performance of RCPI relative to other Mortgage REITs, but also the individual experience, performance and contributions of its officers in light of the long-term goals of RCPI.


          Currently, the officers of RCPI are compensated exclusively through base salary, bonus and customary employee benefits. The Committee has considered establishing short- and long-term incentive programs, but has determined that, in view of the fact that RCPI has only one principal asset, the Mortgage Loan, it would not be appropriate at this time to adopt additional components of senior executive compensation. In the absence of formal short- or long-term incentive plans, bonuses are entirely discretionary and subject to the approval of the Committee. In this regard, bonuses awarded for 1994 were in recognition of outstanding performance and exceptional effort under unusually difficult circumstances experienced during the year, and the Committee has stated that no commitments were being made as to whether bonuses will be awarded by the Committee for 1995 and subsequent years.


          The base salaries for Mr. Scarlata and RCPI's two other executive officers are, in the opinion of the Committee, consistent with competitive practices, their experience and the level of responsibility assigned to each officer. These base salaries are set forth in employment arrangements, which agreements do not mandate any future increases in such salaries. The employment agreement for Mr. Scarlata is described in this Proxy Statement under the caption "Employment Contracts."

          Given the current levels of compensation of RCPI's executive officers, the Committee has not had to consider the impact of the adoption of Section 162(m) of the Internal Revenue Code of 1986, as amended, which, generally, limits the deductibility of compensation in excess of $1 million paid in any year to a corporation's chief executive officer and four most highly compensated executive officers.

                         The Compensation Committee (as of December 28,1994)

                         PETER G. PETERSON, CHAIRMAN
                         CLAUDE M. BALLARD, JR.
                         BENJAMIN D. HOLLOWAY

                               SHAREHOLDER RETURN

          The following graph illustrates the performance of RCPI's Common Stock over the five-year period ended December 31, 1994 compared to the Standard & Poor's 500 Composite Stock-Price Index and the Mortgage REIT Total Return Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). The Mortgage REIT Index includes the 29 tax-qualified Mortgage
REITs which trade on the New York Stock Exchange, American Stock Exchange and NASDAQ; RCPI is a single asset Mortgage REIT. The graph assumes the investment of $100 on December 31, 1989, and the reinvestment of all dividends.



                                     [GRAPH]
                       5-YEAR TOTAL RETURN TO SHAREHOLDERS
DOLLARS
180
160
140
120
100
 80
 60
 40
 20
               12-31-89  12-31-90  12-31-91  12-31-92  12-31-93  12-31-94
                                         YEARS
     __________RCPI      - - - - S&P 500         -- - -- - NAREIT Mortgage




                       1989    1990      1991      1992      1993      1994
RCPI                   100    102.05     92.15     53.20     54.27     45.23
S&P 500                100     96.89    126.28    135.88    149.52    151.55
NAREIT Mortgage        100     81.63    107.62    109.68    125.64     95.11



            REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS FOR 1994 COMPENSATION OF EXECUTIVE OFFICERS.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to RCPI for the fiscal year ended December 31, 1994 for the current and the former (until September 30, 1994) chief executive officer of RCPI. No other executive officers received salary and bonus of $100,000 or more in 1994.

                                                         Annual Compensation
                                             --------------------------------------------

Name and Principal                                                        Other Annual          All Other
Position                          Year(2)    Salary($)      Bonus($)   Compensation($)(3)   Compensation($)(4)
- ------------------                -------    ---------      --------   ------------------   ------------------
Edward P. Fontaine                 1994       $225,000       $     0        $23,618              $10,470
    President & Chief              1993        175,000             0          2,246                4,097
    Executive Officer(1)           1992              0             0              0                    0

Richard M. Scarlata                1994       $188,750       $45,000        $ 7,407              $10,564
    President & Chief              1993            n/a           n/a            n/a                  n/a
    Executive Officer (5)          1992              0             0              0                    0
    Senior Vice President,
    Finance & Administration


                                        7

__________________
(1)  Mr. Fontaine retired effective September 30, 1994.

(2) Prior to June 1993, Mr. Fontaine was an officer of RGI and was compensated by RGI and Mr. Scarlata was an officer of C&W Realty and was compensated by C&W Realty.

(3) "Other Annual Compensation" consists of amounts reimbursed to Messrs. Fontaine and Scarlata for the payment of certain taxes.

(4) "All Other Compensation" for 1994 consists of $4,500 and $5,663 contributed by RCPI to the Rockefeller Group, Inc. Incentive Savings Plan (the "ISP"), which RCPI has adopted as a participating employer, for the benefit of Messrs. Fontaine and Scarlata, respectively, and $5,970 and $4,901 payments for life insurance premiums for Messrs. Fontaine and Scarlata, respectively.

(5) Effective October 1, 1994, Mr. Scarlata was elected President & Chief Executive Officer. Prior to that date, he served as Senior Vice President, Finance & Administration. In 1993, Mr. Scarlata's total annual salary and bonus were less than $100,000.

          THE PENSION PLAN. RCPI has adopted the Retirement Income Plan for Salaried Employees of Rockefeller Group, Inc. (the "RIP") as a participating employer. The RIP is a defined benefit pension plan intended to be tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, officers and employees of RCPI become participants in the RIP six months after their employment commences.

          The following table illustrates the annual pension benefits payable to certain participants, including the Chief Executive Officer, under the RIP assuming retirement in 1994 at age 65, based on the straight-life annuity form of benefit payment and not subject to deduction or offset for an employee's primary Social Security benefit.


                               PENSION PLAN TABLE

                                                   Years of Service
                          -------------------------------------------------------------------
Remuneration                 15             20             25             30             35
- ------------                 --             --             --             --             --
 $125,000                 $28,125        $37,500        $46,875        $56,250        $62,500
  150,000                  33,750         45,000         56,250         67,500         75,000
  175,000                  33,750         45,000         56,250         67,500         75,000
  200,000                  33,750         45,000         56,250         67,500         75,000
  225,000                  33,750         45,000         56,250         67,500         75,000
  250,000                  33,750         45,000         56,250         67,500         75,000
  300,000                  33,750         45,000         56,250         67,500         75,000
  350,000                  33,750         45,000         56,250         67,500         75,000
  400,000                  33,750         45,000         56,250         67,500         75,000


          The RIP provides for a monthly Retirement Insurance Benefit at age 65 equal to 1.5% of final salaried compensation multiplied by years of credited service up to a maximum of 30 years plus 1.0% of final salaried compensation multiplied by years of credited service over 30 years. Final salaried compensation is the average monthly total base salary, bonuses, overtime and commissions including all amounts contributed by RCPI to the ISP on behalf of the employee ("Salary," "Bonus," and the portion of "All Other Compensation" attributable to contributions to the ISP in the Summary Compensation Table) for the last 3 years of employment. Pursuant to recently enacted changes to the Internal Revenue Code, compensation in excess of $150,000 is not taken into account under the RIP.

          In connection with Mr. Fontaine's voluntary resignation on September 30, 1994, he became entitled to receive, pursuant to the terms of the RIP as of such date, an annual straight life annuity of $12,006 commencing at age 65. Mr. Fontaine also may elect a reduced benefit commencing at an earlier date or an actuarially equivalent option form of benefit under the RIP.

          All executive officers participate in the RIP. Outside directors of RCPI (all current RCPI Directors are "outside directors" for this purpose) are not eligible to participate in the RIP. The years of credited service under the RIP as of December 31, 1994 for Mr. Fontaine was 4 years, and for Mr. Scarlata, 19 years (of which only 1.5 years relate to his service for RCPI).

          EMPLOYMENT CONTRACTS AND TERMINATION AND CONSULTING AGREEMENTS. Effective October 1, 1994, RCPI entered into two agreements: a termination and consulting agreement with Edward P. Fontaine, and an employment agreement with Richard M. Scarlata, who replaced Mr. Fontaine as President and Chief Executive Officer of RCPI. The terms of each agreement are outlined below.

          Mr. Fontaine's termination and consulting agreement supersedes his prior employment agreement dated June 10, 1993, and acknowledges his voluntary resignation from all offices and positions with RCPI and its affiliates. Under the terms of his new agreement, Mr. Fontaine received a $25,000 fee as compensation for rendering exclusive consulting services to RCPI during the period beginning October 1, 1994 and ending December 31, 1994. He is not entitled to any benefits, rights or entitlements under any plans of RCPI pursuant to this agreement, and has no authority to bind RCPI or make any commitments on its behalf. A confidentiality provision survives the termination of the consulting period.

          For the duration of his employment agreement, Mr. Scarlata will receive a base annual salary, which is currently $225,000, plus the right to participation in RCPI's welfare and retirement plans, and selection of perquisites generally available to senior executives up to an amount equivalent to 5% of base annual salary. Compensation arrangements are to be reviewed and updated by RCPI's Board of Directors annually on or about October 1 of each year. The agreement shall terminate upon the occurrence of the earlier of four stated events: (i) Mr. Scarlata's death or disability; (ii) Mr. Scarlata's voluntary termination (upon ten days notice); (iii) the second anniversary of the date on which either Mr. Scarlata or RCPI gives notice that the agreement shall terminate on that date; or (iv) termination by RCPI for cause. In the event of termination by RCPI other than pursuant to the two year notice provision or for cause, or if Mr. Scarlata terminates voluntarily within 90 days of a change in opportunity, Mr. Scarlata is entitled to continuation of his base salary and participation in RCPI's welfare and retirement plans until he reaches age 55 or for two years, whichever is longer, as well as professional outplacement assistance and continued office and secretarial support and other perquisites for the duration of the severance period. In the event that RCPI terminates the agreement pursuant to the two year notice provision, Mr. Scarlata will be entitled to salary and benefits until he reaches age 55. This agreement requires confirmation that Mr. Scarlata does not and will not have any business relationship with RGI or its affiliates, and will not become personally involved with real property or act as a principal in connection with any transaction that involves RCPI.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee in 1994 consisted of Messrs. Ballard, Holloway and Peterson. The present committee consists of Messrs. Holloway, Neidich and Peterson. No officers of RCPI act as Directors.

          COMPENSATION OF DIRECTORS. All Directors who are not affiliated directly or indirectly with RGI ("Independent Director") are entitled to receive annual retainers of $25,000 for service on the Board. Each of RCPI's current Directors except Mr. Neidich (who did not receive an annual retainer for 1994) received $25,000 pursuant to the retainer arrangement in 1994. Effective December 6, 1994, Board members also will receive $1,000 for attendance at each meeting in excess of four meetings per annum. Messrs. Holloway, Linneman, Murdoch and Peterson each received additional attendance fees of $3,000 in 1994. Mr. Ballard received additional attendance fees of $2,000 in 1994. In addition, the Chairman of the Board of Directors, so long as that person is an independent director, will be paid a fee of $25,000 per year for services as Chairman in addition to regular fees for service as a Director. Mr. Ballard received $25,000 for his services as Chairman in 1994. Directors receive no other compensation from RCPI except as set forth below under "INDEMNIFICATION" and "REIMBURSEMENT."

          INDEMNIFICATION. The By-laws of RCPI provide that RCPI shall indemnify, to the extent permitted by applicable law, its Directors, officers, employees and agents against liabilities (including expenses, judgments, fines and settlements) incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties and which arises out of their status as Directors, officers, employees or agents. RCPI maintains insurance which insures, within stated limits, the Directors and executive officers against these liabilities.

          REIMBURSEMENT. All Directors and executive officers are entitled to receive reimbursement from RCPI for travel and other expenses incurred in connection with their duties as Directors and executive officers of RCPI. During 1994 such reimbursements totalled $23,443.


               TRANSACTIONS WITH MANAGEMENT AND THEIR ASSOCIATES
                       AND CERTAIN BUSINESS RELATIONSHIPS

          For a description of the transactions in December 1994 between RCPI and Goldman Sachs, of which Mr. Neidich is a partner, and Whitehall see "Recommended Amendment to Article NINTH of the RCPI Charter--Goldman Sachs/Whitehall Transaction" below.

ITEM 2--RECOMMENDED AMENDMENT TO ARTICLE NINTH OF THE RCPI CHARTER

BACKGROUND

          In order for RCPI to qualify for the tax treatment accorded a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% of the outstanding shares of RCPI Common Stock and other securities convertible into such shares may be owned directly or indirectly, actually or constructively, by five or fewer individuals or certain tax exempt entities during the last half of RCPI's taxable year, and the Common Stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Article NINTH of the RCPI Charter contains a restriction (the "Restriction") on transfers of shares of RCPI which is designed to ensure that these requirements are met. The Restriction first makes void any transfer of shares of Common Stock to any Person (defined to include corporations and partnerships and other legal entities in addition to individuals) if such transfer would cause any Person to Own (defined to include ownership under the applicable attribution rules of the Code as well as beneficial ownership as defined under Rule 13a-3 under the Securities Exchange Act of 1934 as in effect on July 15, 1985) in excess of 9.8% (the "Limit") of the outstanding shares of RCPI Common Stock. If, notwithstanding this provision, any Person Owns more than 9.8% of the outstanding shares of RCPI Common Stock, the shares in excess of 9.8% would constitute "Excess Shares". The purported holder of the Excess Shares could not vote the Excess Shares, would not receive dividends on the Excess Shares (dividends on Excess Shares would be placed in an account for payment when those shares were no longer classified as Excess Shares), and the Excess Shares would be subject to purchase by RCPI at their market value as reflected in the latest market quotation or, if no quotations are available, as determined in good faith by the Board of Directors. In addition, if any Person knowingly Owns shares in excess of the Limit and RCPI loses its REIT qualification under the Code or becomes a personal holding company as a result of not satisfying the Code requirements described above, that Person would be required to indemnify RCPI for the full amount of any resultant damages and expenses. This liability might include increased corporate taxes, attorneys' fees, and administrative costs.

          The Restriction also gives the Board the authority to enforce the Restriction by whatever means the Board, in its judgment, believes necessary.

GOLDMAN SACHS/WHITEHALL TRANSACTION

          In December 1994 the Company issued to Goldman Sachs Mortgage Company $150,000,000 aggregate principal amount of Floating Rate Notes due 2000 and to Whitehall $75,000,000 aggregate principal amount of 14% Debentures due 2007 and Warrants to acquire 4,155,927 shares of Common Stock exercisable at $5 per share and 5,349,541 stock appreciation rights ("SARs") convertible into 14% Debentures or, subject to compliance with the Restriction, 5,349,541 Warrants.

          The SARs currently are exchangeable for a principal amount of 14% Debentures determined on the basis of a formula based on the market prices of the Common Stock during the 30 trading days preceding the date of exercise (if all SARs had been exchanged for 14% Debentures on April 4, 1995, approximately $7,023,000 aggregate principal amount of 14% Debentures would have been issued in such exchange) or, if the RCPI Charter is amended to permit the holder thereof to effect such exchange without violating the Restriction, for Warrants on a one-for-one basis. The terms of the SARs provide that if the RCPI Charter is amended to permit any holder of SARs to acquire Warrants without being considered to Own Excess Shares within the meaning of the Restriction, all SARs owned by such holders of SARs will be automatically exchanged for Warrants.

RECOMMENDATION OF BOARD

          The recommended amendment to Article NINTH of the RCPI Charter is designed to grant to the Board of Directors of RCPI the discretion to exempt Ownership of shares by or transfers of shares to a Person or group of Persons from the Limit or to modify the application of the Limit to a Person or group of Persons in such manner as the Board of Directors deems appropriate. Mr. Neidich, who is a partner of Goldman Sachs, did not participate in the Board's consideration of the recommended amendment. The four members of the Board of Directors who are unaffiliated with Goldman Sachs (Messrs. Holloway, Linneman, Murdoch and Peterson) have been advised by counsel to RCPI, Messrs. Shearman & Sterling, that modifying the application of the Limit to Whitehall and affiliates of Whitehall including the entities described under "Security Ownership of Certain Beneficial Owners" above to allow Whitehall to exchange the SARs for Warrants will not cause RCPI to lose its REIT qualification under the Code or become a personal holding company as a result of not satisfying the Code requirements described under "Background" above and are unanimously of the view that it would be in the best interests of the Company if the SARs were exchanged for Warrants and not for 14% Debentures because in the event that SARs are exchanged for 14% Debentures, the Company would receive no additional consideration for such Debentures. If the recommended amendment is approved these four Directors will, promptly after the filing in Delaware of the related Certificate of Amendment to the RCPI Charter, exercise the discretion granted by the recommended amendment to the Board to adopt a resolution permitting Whitehall to exchange the SARs for Warrants and, upon the adoption of such a resolution, the SARs will automatically be exchanged for Warrants with the result that the persons described under "Security Ownership of Certain Beneficial Owners" above will be considered to beneficially own approximately 19.9% of the Common Stock of RCPI outstanding assuming exercise of all Warrants outstanding after such exchange. These four members of the Board unanimously recommend that the stockholders of RCPI vote "FOR" approval of the recommended amendment to Article NINTH of the RCPI Charter.

TEXT OF CURRENT ARTICLE NINTH

          The text of Article NINTH of the RCPI Charter as currently in effect is reproduced as Appendix A to this Proxy Statement.

                          TEXT OF RECOMMENDED AMENDMENT

     The following is the text of the recommended amendment to Article NINTH of the RCPI Charter:

     1. Insert after current subparagraph (E) of Article NINTH of the RCPI Charter a new subparagraph (F) reading, in its entirety, as follows:

          "(F) The Board of Directors may, in its discretion, exempt Ownership of shares by or transfers of shares to a Person or group of Persons from the Limit or modify the application of the Limit to Ownership of shares by a Person or group of Persons in such manner as the Board of Directors deems appropriate, including, but not limited to, by declaring that the Limit shall not apply to Ownership by or transfers to such Person or Persons or that the Limit shall be applied to Ownership by or transfers to such Person or Persons as though a specified percentage in excess of 9.8% were substituted for 9.8% in (A) (a) above. Such an exemption or modification may be subject to such conditions and terms as the Board of Directors deems appropriate."

and

     2. Redesignate current subparagraph (F) of Article NINTH of the RCPI Charter as subparagraph (G).

     CONSEQUENCES OF APPROVAL BY RCPI STOCKHOLDERS OF RECOMMENDED AMENDMENT

          If the recommended amendment is approved by the RCPI stockholders the SARs held by Whitehall and/or its affiliates will be automatically converted into Warrants when the related Certificate of Amendment to the RCPI Charter is filed in Delaware and the four Directors of RCPI who are unaffiliated with Goldman Sachs adopt the necessary implementing resolution (which will occur on the date of the 1995 Annual Meeting if the recommended amendment is approved at the 1995 Annual Meeting by the RCPI stockholders) and the aggregate amount of Warrants held by Whitehall and/or its affiliates will total 9,505,468. If all such Warrants were exercised RCPI would receive cash proceeds of approximately $47,527,000 of which approximately $26,748,000 would be attributable to the exercise of the Warrants issued upon exchange of the SARs and Whitehall and/or its affiliates would own approximately 19.9% of the total number of shares of Common Stock then outstanding. The Warrants are exercisable at $5 per share.

          The RCPI Charter requires the affirmative vote of the holders of not less than 80% of the RCPI Common Stock then outstanding and entitled to vote in order to effect any of the following:

      (i) to amend RCPI's corporate purposes;

     (ii) to change RCPI's authorized capitalization;

    (iii) to change the provisions of the RCPI Charter in respect of the size or classification of the Board of Directors, the filing of newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board, the removal of any Director, the requirement that not less than three members of the Board and a majority of each committee of the Board be Independent Directors (defined as Directors who are not affiliates of RGI), the number of Directors which constitute a quorum of the Board of Directors and the number of Directors required to take any action;

     (iv) to change the requirement that any action required or permitted to be taken by holders of RCPI's Common Stock be taken at an annual or special meeting;

      (v) to approve certain proposed mergers or transactions involving a sale or other disposition of a substantial part of RCPI's assets which transactions involve any person which, together with its affiliates, holds 9.8% or more of the then outstanding RCPI Common Stock ( an "Acquiring Person"), UNLESS (a) two-thirds of the Continuing
          Directors (defined as Directors who are not affiliated with the Acquiring Person and a member of RCPI's Board of Directors at the time such Acquiring Person became an Acquiring Person) have approved such transaction OR (b) such transaction meets certain "fair price" criteria defined in the RCPI Charter; and

     (vi) to amend Article NINTH of the RCPI Charter.

          If (a) all of the SARs currently held by Whitehall and its affiliates were converted into Warrants and (b) such Warrants, together with the Warrants currently held by Whitehall and its affiliates were exercised, Whitehall and such affiliates would own approximately 19.9% of the outstanding RCPI Common Stock on a fully diluted basis and would have almost enough votes to block the affirmative 80% vote required in the circumstances described above.
          In connection with RCPI's issuance of securities described above under "Goldman Sachs/Whitehall Transactions," RCPI has agreed with Goldman Sachs that for so long as at least 2% of the aggregate amount of SARs and Warrants initially issued are outstanding, the Board will not submit any item to holders of RCPI Common Stock for their approval unless such item is required to be submitted by the Delaware General Corporation Law, the RCPI Charter and RCPI's By-laws, the rules and regulations of the Securities and Exchange Commission or the fiduciary duty of the Directors, other than a proposal to eliminate or relax the Restriction contained in Article NINTH of the RCPI Charter.

          CONSEQUENCES OF FAILURE TO APPROVE THE RECOMMENDED AMENDMENT

          If the recommended amendment is not approved by the RCPI stockholders at the 1995 Annual Meeting it may be reproposed, or a different amendment designed to achieve the same effect may be proposed, at a subsequent Annual or Special Meeting of RCPI stockholders. Whitehall and/or its affiliates may exchange the SARs for 14% Debentures at any time until the recommended amendment or a different amendment designed to achieve the same effect is approved by the RCPI stockholders and filed in Delaware and the Board has adopted any necessary implementing resolution. As noted above, as of April 4, 1995 such an exchange would have resulted in the issuance by RCPI to Whitehall and/or its affiliates of approximately $7,023,000 aggregate principal amount of 14% Debentures and RCPI would not have received any cash in connection with such issuance.

                                  VOTE REQUIRED

          Adoption of the recommended amendment to the RCPI Charter will require the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock of RCPI.

ITEM 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          Subject to stockholder ratification, the Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as the independent auditors of RCPI for the year 1995 and until their successors are selected. The firm has acted as such auditors for RCPI since RCPI's organization.

          Ernst & Young LLP also serves as the independent auditors of the two partnerships to which RCPI has made the Mortgage Loan (collectively, the "Borrower") and RGI. The fees received by Ernst & Young LLP from the Borrower and RGI and their affiliates for both auditing and nonauditing services during the years prior to 1995 totalled, and are during 1995 expected to total, substantially less than one percent of Ernst & Young LLP's total revenues for such years.

          Representatives of Ernst & Young LLP are expected to be present at the 1995 Annual Meeting. Such representatives will have the opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions.

          The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors for RCPI for the 1995 fiscal year. If this resolution is not adopted, the Board will reconsider its selection.

ITEM 4--A STOCKHOLDER'S PROPOSAL RELATING TO THE ELIMINATION OF THE CLASSIFICATION OF THE BOARD OF DIRECTORS


      A stockholder (Mrs. Evelyn Y. Davis whose address is the Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037) who on the record date was the owner of 300 shares of RCPI's Common Stock, has notified RCPI of her intention to present for action at the 1995 Annual Meeting the following resolution:


             "RESOLVED: That the stockholders of Rockefeller Center Properties, Inc., recommend that the Board of Directors take the necessary steps to recommend to the stockholders of the Company that the Restated Certificate of Incorporation of the Company, as amended, be amended to require the ANNUAL election of ALL Directors of the Company."


      In support of this resolution, Mrs. Davis has submitted the following statement:


             "REASONS: The great majority of New York Stock Exchange listed corporations elect all of their directors each year.

             "This insures that ALL directors will be more accountable to ALL stockholders each year and to a certain extent prevents the self-perpetuation of the Board.

             "Last year the owners of 5,667,032 shares representing approximately 34% of shares voting, voted FOR this proposal.

             "If you AGREE, please mark your proxy FOR this resolution."



                     THE DIRECTORS' STATEMENT IN OPPOSITION

      As noted above under ITEM 1 - ELECTION OF DIRECTOR, the RCPI Charter provides for a Board of Directors divided into three classes with staggered three-year terms of office. This provision was in effect at the time of the initial public offering of RCPI's Common Stock, was described in RCPI's prospectus relating to that offering and has remained in effect since RCPI's initial public offering.

      The Board believes the provisions of the RCPI Charter establishing three-year staggered terms for its Board of Directors promote continuity and stability in RCPI's business, strategies, management and policies. In particular, the Board of Directors believes that a classified Board of Directors may permit RCPI to more effectively represent the interests of all of RCPI's stockholders in a variety of situations, including responding to the circumstances which might be created by demands or actions by a single stockholder or stockholder group than might be the case if the Board were not classified and a measure of continuity from year to year on the Board were not thereby assured. In this latter respect, the provisions of the RCPI Charter providing for a classified Board of Directors would, together with other provisions of the RCPI Charter and RCPI's By-laws, which have been in effect at all times since RCPI's initial public offering, enhance the ability of your Board to deal effectively, in the interests of all of RCPI's stockholders, with any possible unwelcome actions by any stockholder or stockholder group.

      The Board of Directors unanimously recommends a vote "AGAINST" this proposal.

ITEM 5--A STOCKHOLDER'S PROPOSAL RELATING TO THE ADOPTION OF
        CUMULATIVE VOTING

          Mr. John J. Gilbert and/or Mrs. Margaret R. Gilbert whose address is 29 East 64th Street, New York, New York 10021-7043 who on the record date were each owners of 200 shares of RCPI's Common Stock, and who have informed RCPI that they represent an additional family interest of 200 shares, have notified RCPI of their intention to present for action at the 1995 Meeting the following resolution:

                    "RESOLVED: That the stockholders of Rockefeller Center
               Properties, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

               In support of this resolution, Mr. John Gilbert and Mrs. Margaret Gilbert have submitted the following statement:

                    "REASONS: Continued strong support along the lines we
               suggest were shown at the last annual meeting when 29%, 1,659 owners of 4,976,544 shares, were cast in favor of this proposal. The vote against included 859 unmarked proxies.

                    "A law enacted in California provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

                    "The National Bank Act provides for cumulative voting.
               Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies.

                    "We think cumulative voting is the answer to find new
               directors for various committees. Additionally, some recommendations have been made to carry out the Valdez 10 points.

                    "The 11th should be having cumulative voting and ending
               stagger systems of electing directors, in our opinion.

                    "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivative losses might have been prevented with cumulative voting.

                    "Many successful corporations have cumulative voting. For
               example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." Also, in 1994 they raised their dividend. We believe that Rockefeller Center Properties should follow these examples.

                    "Maybe, if we had cumulative voting the stockholders
               wouldn't have the continuous cutting of their dividend.

                    "If you agree, please mark your proxy for this resolution;
               otherwise it is automatically cast against it, unless you have marked to abstain."

                     THE DIRECTORS' STATEMENT IN OPPOSITION

          The Board of Directors does not believe that cumulative voting for the election of Directors would be in the interests of RCPI or its stockholders as a whole.

          The laws of most states, including those of Delaware, under whose laws RCPI was organized, contain no requirement for cumulative voting. In compliance with Delaware law, RCPI's By-laws have always provided that Directors are to be elected by a plurality of the votes cast by the stockholders at a meeting called for that purpose. Although under Delaware law the business and affairs of RCPI must be managed by or under the direction of its Board of Directors, the device of cumulative voting could have the effect of enabling a particular group of stockholders to elect a particular Director to represent the special interests of such group which might differ from those of RCPI or of the stockholders as a whole. Any adoption of this device could foster discord and partisanship among the Directors and tend to interfere with the effective administration of RCPI's affairs in the best interests of all of the stockholders.

          The Board of Directors believes that the maintenance of the present system of electing Directors, whereby those Directors receiving a plurality of votes cast by the stockholders as a whole are elected, will best enable the Board to act for the benefit of RCPI and all of its stockholders.

          The Board of Directors unanimously recommends a vote "AGAINST" this proposal.

ITEM 6--OTHER MATTERS

          The Directors know of no other matters to be brought before the 1995 Annual Meeting. If matters other than the foregoing should arise at the 1995 Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon according to their best judgment.

                              STOCKHOLDER PROPOSALS

          RCPI welcomes comments or suggestions from its stockholders, including any recommendation stockholders may have as to future Directors of RCPI. In the event that a stockholder desires to have a proposal formally considered at the 1996 Annual Stockholders' Meeting, and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Secretary of RCPI on or before December 31, 1995. Stockholders wishing to suggest nominees for the Board's consideration for future elections should write to the Corporate Secretary, Rockefeller Center Properties, Inc., 1270 Avenue of the Americas, New York, New York 10020, stating in detail the proposed nominee's qualifications and other relevant biographical information and providing an indication of the proposed nominee's consent to accept nomination. RCPI's By-laws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of RCPI not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of RCPI entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the RCPI if so elected.

                               PROXY SOLICITATION

          The costs of solicitation of the accompanying form of proxy are being borne by RCPI. In addition to the solicitation of proxies by mail, proxies may be solicited by D.F. King & Co., Inc. at a fee to RCPI estimated at $10,000 plus out of pocket costs. Persons, such as brokers, nominees and fiduciaries, holding stock in their names for others will be requested to forward proxy material to the beneficial owners of shares held of record by them and will be reimbursed by RCPI for their expenses in so doing.

                      INFORMATION AVAILABLE TO STOCKHOLDERS

          The Annual Report to Stockholders for 1994, which includes financial statements, has been mailed or previously delivered to stockholders and does not form a part of the material for the solicitation of proxies. If you have not received the Annual Report, please write or call the Investor Relations Department of RCPI, 1270 Avenue of the Americas, New York, New York 10020, telephone numbers 1 (800) 555-6444 or (212) 698-1440 and a copy will be forwarded to you.

          Please complete, sign, and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed, postage-paid return envelope.

                                        By order of the Board of Directors,

                                        STEPHANIE LEGGETT YOUNG
                                        VICE PRESIDENT & SECRETARY

                                   APPENDIX A

The following is the text of Article NINTH of the RCPI Charter as currently in effect:

                    "NINTH:  (A)  So long as the Corporation has two or more
               stockholders and subject to the terms and provisions of this Article,

                              (a) Shares of stock of the Corporation shall not be transferred to any Person (as defined in (C), below) if such transfer would cause such Person to be the Owner (as defined in (C), below) of more than 9.8% of the outstanding shares (the "Limit") of the Corporation. Any transfer of shares which would cause an accumulation of shares by any Person in excess of the Limit shall be void and the intended transferee of such shares shall acquire no rights in such shares.

                              (b) No Person shall at any time be or become the
                    Owner of shares in excess of the Limit. If, notwithstanding the provisions of (a) above, at any time a Person shall be or become an Owner of shares of the Corporation in excess of the Limit, those shares of the Corporation most recently acquired by such Person which are in excess of the Limit, including for this purpose shares deemed Owned through attribution, shall constitute "Excess Shares". Excess Shares shall have the following characteristics:

                                   (1)  The Owner of Excess Shares shall be
                              deemed to have transferred those shares to the Corporation as trustee (the "Trustee") for the benefit of such Person to whom such Owner shall later transfer such shares provided that such shares shall not be Excess Shares in the hands of such Person;

                                   (2)  An interest in the trust holding such
                              Excess Shares shall be freely transferable by the Owner thereof;

                                   (3)  Holders of Excess Shares shall not be
                              entitled to exercise any voting rights with respect to such Excess Shares;

                                   (4)  Excess Shares shall not be deemed to be
                              outstanding for the purpose of determining a quorum at the annual meeting or any special meeting of stockholders;

                                   (5)  Any dividends or other distributions
                              with respect to Excess Shares which would have been payable in respect of shares of the Corporation had they not constituted "Excess Shares" shall be accumulated by the Trustee and deposited in a savings account in a New York bank (which may be the Corporation's dividend disbursing agent) for the benefit of, and be payable to, the holder or holders of such shares of the Corporation at such time as such Excess Shares shall cease to be Excess Shares;

                                   (6)  Excess Shares shall be deemed to have
                              been offered for sale to the Corporation or its designee at their fair market value for a period of ninety (90) days from the date of (i) the transfer of stock which made the shares Excess Shares if the Corporation has actual knowledge that such transfer creates Excess Shares as of the date or transfer or (ii) if such transfer is not actually known to the Corporation, the determination by the Board of Directors in good faith by resolution duly adopted that a transfer creating Excess Shares has taken place. Fair market value shall be determined as of the date of
                              (i) or (ii) above, and shall be the closing price on the national stock exchange on which the shares are listed; but if the shares are not listed on a national stock exchange, then the bid price in the over-the-counter market; but if the shares are not traded in the over-the-counter market, then the price as determined in good faith by the Board of Directors.

                              (c) If, notwithstanding the provisions of (a) above, any Person shall knowingly Own shares in excess of the Limit and the Corporation would have qualified as a real estate investment trust ("REIT") or would not have been a personal holding company but for the fact that more than 50% of the value of its shares are held by five or fewer individuals in the last half of the taxable year in violation of the requirements of the Internal Revenue Code (the "Code"), then that Person and all legal entities which constitute that Person, shall be jointly and severally liable for and shall pay to the Corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Corporation as a result of the Corporation losing its REIT qualification or being deemed a personal holding company, put the Corporation in the same financial position as it would have been had it not lost such REIT qualification or become a personal holding company (the "Indemnity"). If more than one Person shall hold Excess Shares which cause loss of REIT qualification, then all such Persons, together with all legal entities which constitute any of them, shall be jointly and severally liable, with right of contribution, for the Indemnity. However, the foregoing sentence shall not require that the Corporation proceed against anyone or several of such Persons or the legal entities which constitute them. Should the loss of REIT qualification occur as described above, then the Corporation may seek to have its qualification restored for the next taxable year, but shall not be required to do so. If the Corporation either decides not to attempt to requalify for the succeeding year, or is refused such requalification, the Indemnity shall be applicable to all five taxable years, or such longer or shorter period as successor provisions of the Code shall require, until the Corporation is again permitted to reelect to be taxed as a REIT. Should the Corporation decide not to seek qualification as a REIT at the end of such period, then the Indemnity shall cease as of the end of the fifth taxable year following loss of REIT status.

                              (d) All certificates evidencing ownership of shares of the Corporation shall bear a conspicuous legend describing the restrictions set forth in this Article.

                         (B) (a) If the Board of Directors shall at any time determine in good faith, by resolution duly adopted, that a transfer has taken place in violation of Section (A) (a) or that a Person intends to acquire or has acquired Ownership of any shares of the Corporation which, upon acquisition, has or would become Excess Shares, the Board of Directors may take such action as it deems advisable to prevent or to refuse to give effect to such transfer or acquisition, including but not limited to refusing to give effect to such transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such transfer or acquisition.

                              (b) Each Person who enters into a transfer in violation of Section (A) (a), or is or becomes the Owner of Excess Shares, is obliged immediately to give or cause to be given written notice thereof to the Corporation and to give to the Corporation such other information as the Corporation may reasonably require of such Person (1) with respect to identifying all Owners and amount of Ownership of its outstanding shares held directly or by attribution by such Person, and (2) such other information as may be necessary to determine the Corporation's status under the Code.

                         (C) For the purpose of determinations to be made under this Article,

                              (a) A Person shall be considered to "Own", be the "Owner" or have "Ownership" of shares if he is treated as owner of such shares for purposes of Subchapter M,
                         Part II of the Code, including ownership by reason of the application of the ownership provisions of Sections 542 and 544 of the Code or if such Person would have beneficial ownership of such shares as defined under Rule 13a-3 under the Securities Exchange Act of 1934 (the "Act") (all as in effect on July 15, 1985); and

                              (b) "Person" includes an individual, corporation, partnership, estate, trust, association, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13 (d) (3) of the Act but does not include an underwriter participating in the initial public offering of the Corporation's common stock for the period of the initial distribution of such common stock after the purchase by such underwriter of such common stock.

                              (c)  In the case of an ambiguity in the
                         application of any of the provisions of (a) and (b) above, the Board of Directors shall have the power to determine for the purposes of this Article on the basis of information known to it (i) whether any Person Owns shares, (ii) whether any two or more individuals, corporations, partnerships, estates, trusts, associations or joint stock companies or other entities constitute a Person, and (iii) whether any of the entities of (ii) above constitute a group.

                         (D)  If any provision of this Article or any
                    application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

                         (E) Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action as they deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT under the Code.

                         (F) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the then outstanding shares of common stock of the Corporation then entitled to vote shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article NINTH or any provision hereof."

ROCKEFELLER CENTER PROPERTIES, Inc.
1270 Avenue of the Americas
New York, New York 10020

Proxy for Annual Meeting of Stockholders June 8, 1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Stephanie Leggett Young and Janet P. King, jointly and severally, proxies for the undersigned with full power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side of this card, all shares of the Common Stock of the Company the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 8, 1995, or at any adjournment thereof. The proxies may vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment thereof.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

(Continued and to be signed on the reverse side)

Please mark your votes as this


The shares represented by this proxy will be voted as directed by the stockholder. Where no voting instructions are given, the shares represented by this Proxy will be voted FOR Items 1, 2 and 3 and AGAINST Items 4 and 5.

__________         _________
COMMON             D.R.S.


RCPI's Directors Recommend a Vote "FOR" Items 1, 2, and 3.


Item 1-Election of Director, for a term of three years expiring at the 1998 Annual Meeting of Stockholders. Nominee: Peter D. Linneman.

FOR  WITHHOLD
     AUTHORITY
     TO VOTE
     FOR NOMINEE

Item 2-Approval of a recommended amendment to Article NINTH of RCPI's Certificate of Incorporation.

FOR  AGAINST   ABSTAIN

Item 3-Ratification of the appointment of Ernst & Young LLP as Independent Auditors for the year 1995.

FOR  AGAINST   ABSTAIN


RCPI's Directors Recommend a Vote "AGAINST" Items 4 and 5.



Item 4-Stockholder's proposal relating to the elimination of the classification of the Board of Directors.

FOR  AGAINST   ABSTAIN


Item 5-Stockholder's proposal relating to the adoption of cumulative voting.

FOR  AGAINST   ABSTAIN

If you plan to attend the Annual Meeting, please check this box and an admission card will be sent to you.


Please mark, date and sign as your name appears above and return it in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign full corporate name.


COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the reverse side. Receipt is hereby acknowledged of Rockefeller Center Properties, Inc. Notice of Meeting and Proxy Statement.

Signature(s)__________________________________________ Date___________________